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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of ChoicePoint Inc.:

We consent to the incorporation by reference in this Form 8-K dated May 19, 2000 of ChoicePoint Inc. of our report dated March 6, 2000 on the consolidated financial statements of DBT Online, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of DBT Online, Inc. and subsidiaries for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP
Fort Lauderdale, Florida
May 19, 2000